                                                                 EXHIBIT 4(F)

                               AMENDMENT NO. 1 TO
                                CREDIT AGREEMENT


         This AMENDMENT NO. 1, dated as of January 30, 1998, is made by and among CMS ENERGY CORPORATION, a Michigan corporation (the "BORROWER"), the lenders parties to the Credit Agreement referred to below (the "LENDERS"), THE CHASE MANHATTAN BANK, as administrative agent (the "ADMINISTRATIVE AGENT"), documentation agent (the "DOCUMENTATION AGENT"), collateral agent (the "COLLATERAL AGENT") and syndication agent (the "SYNDICATION AGENT") for the Lenders, and the Co-Agents (the "CO-AGENTS") and Lead Managers (the "LEAD MANAGERS") named therein.

                             PRELIMINARY STATEMENTS:

         (1) The Borrower, the Lenders, the Administrative Agent, the Documentation Agent, the Collateral Agent, the Syndication Agent, the Co-Agents and the Lead Managers have entered into a Credit Agreement, dated as of July 2, 1997 (the "CREDIT AGREEMENT"). Unless otherwise defined herein, the terms defined in the Credit Agreement shall be used herein as therein defined.

         (2) The Borrower has requested (i) the deletion of the requirement under Section 8.01(l) of the Credit Agreement to provide to the Collateral Agent, within 30 days after any Trigger Date, a perfected first priority pledge of 100% of the issued and outstanding shares of common stock of Enterprises,
(ii) an amendment to the calculation of the cash dividend coverage ratio set forth in Section 8.01(j)(ii) of the Credit Agreement to exclude interest accrued on Junior Subordinated Debt, (iii) the exclusion of Project Finance Debt and related equity from Consolidated Debt and Consolidated Capital and (iv) an amendment to Section 11.07(a)(i) of the Credit Agreement to permit the Lenders to assign their Revolving 364-Day Commitments on a non-pro rata basis. The Lenders have agreed to the Borrower's requests, upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         SECTION 1. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:

         (a) The defined terms "Collateral Release Date", "Pledged Stock", "Prepayment Event" and "Trigger Date" contained in Section 1.01 of the Credit Agreement are deleted in their entirety.

         (b) Clause (i) of the proviso to the defined term "Consolidated Capital" contained in Section 1.01 of the Credit Agreement is amended in full to read as follows:

         "(i) Consolidated Capital shall (A) include Project Finance Equity of the Borrower and the Consolidated Subsidiaries in any Consolidated Subsidiary only to the extent of the Borrower's Ownership Interest in such Consolidated Subsidiary and (B) exclude that portion of consolidated equity of the stockholders of the Borrower and the Consolidated Subsidiaries attributable to assets securing Project Finance Debt of the Borrower or any Consolidated Subsidiary,"

         (c) Subsection (e) of the proviso to the defined term "Consolidated Debt" contained in Section 1.01 of the Credit Agreement is amended in full to read as follows:

                  "(e) Consolidated Debt shall not include any Project Finance Debt of the Borrower or any Consolidated Subsidiary."

         (d) The defined term "Debt" contained in Section 1.01 of the Credit Agreement is amended by adding the following sentence to the end thereof:

         "Notwithstanding the foregoing, solely for purposes of the calculation required under Section 8.01(j)(ii), Debt shall not include any Junior Subordinated Debt issued by the Borrower and owned by any Hybrid Preferred Securities Subsidiary."

         (e) The defined term "Index Debt" contained in Section 1.01 of the Credit Agreement is amended by deleting the phrase "provided, however, that in the event that all such senior unsecured indebtedness becomes equally and ratably secured by the Pledged Stock, the Index Debt shall be such senior secured indebtedness" in its entirety.

         (f) The defined term "Percentage" contained in Section 1.01 of the Credit Agreement is amended by deleting the phrase "provided, that a Lender's Percentage of the Commitments under any Tranche shall in all cases equal such Lender's Percentage of the Commitments under any other Tranche" in its entirety and substituting therefor the new phrase "provided, that a Lender's Percentage of the Commitments under the Term Tranche shall in all cases equal such Lender's Percentage of the Commitments under the Revolving Three-Year Tranche".

         (g) The defined term "Required Lenders" contained in Section 1.01 of the Credit Agreement is amended in full to read as follows:

                  "REQUIRED LENDERS" means, collectively, the Required Term Lenders, the Required 364-Day Lenders and the Required Three-Year Lenders; provided, however, that upon (i) the indefeasible payment in full of all amounts owing under the Term Tranche, the Revolving 364-Day Tranche or the Revolving Three-Year Tranche and (ii) the termination of the Lenders' Commitments under such Tranche, the Required Lenders shall be determined without regard to the Required Term Lenders, the Required 364-Day Lenders or the Required Three-Year Lenders, as the case may be. Any determination of those Lenders constituting the Required Lenders shall be made by the Administrative Agent and shall be conclusive and binding on all parties absent manifest error.

         (h) The following new defined terms are added to Section 1.01 of the Credit Agreement:

                  "REQUIRED TERM LENDERS" means, on any date of determination, Lenders that, collectively, on such date (i) hold at least 51% of the then aggregate unpaid principal amount of the Term Loans owing to Lenders and (ii) if no Term Loans are then outstanding, have Percentages in the aggregate under the Term Tranche of at least 51%. Any determination of those Lenders constituting the Required Term Lenders shall be made by the Administrative Agent and shall be conclusive and binding on all parties absent manifest error.

                  "REQUIRED THREE-YEAR LENDERS" means, on any date of determination, Lenders that, collectively, on such date (i) hold at least 51% of the then aggregate unpaid principal amount of the Revolving Three-Year Loans owing to Lenders and (ii) if no Revolving Three-Year Loans are then outstanding, have Percentages in the aggregate under the Revolving Three-Year Tranche of at least 51%. Any determination of those Lenders constituting the Required Three-Year Lenders shall be made by the Administrative Agent and shall be conclusive and binding on all parties absent manifest error.

         (i) Section 2.02(b) of the Credit Agreement is amended by deleting each reference therein to "the Required Lenders" and substituting therefor in each case a reference to "the Required Three-Year Lenders".

         (j) Section 3.04(c)(ii) of the Credit Agreement is amended by deleting the phrase "the Required Lenders shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that the Eurodollar Rate for Eurodollar Rate Loans to be made in connection with such Borrowing will not adequately reflect the cost to such Required Lenders" in its entirety and substituting therefor the new phrase "the Required Term Lenders, the Required 364-Day Lenders or the Required Three-Year Lenders shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that the Eurodollar Rate for Eurodollar Rate Loans to be made in connection with such Borrowing will not adequately reflect the cost to such Required Term Lenders, Required 364-Day Lenders or Required Three-Year Lenders, as the case may be,".

         (k) Section 5.03(c) of the Credit Agreement is deleted in its entirety and the phrase "Intentionally omitted" is substituted therefor.

         (l) Section 8.01(i) of the Credit Agreement is amended by deleting the phrase "provided, however, that in the event that the Collateral Release Date occurs prior to June 30, 1999, the Borrower shall maintain at all times from the Collateral Release Date through June 30, 1999 a ratio of Consolidated Debt to Consolidated Capital of not more than 0.66:1.0" in its entirety.

         (m) Section 8.01(l) of the Credit Agreement is deleted in its entirety and the phrase "Intentionally omitted" is substituted therefor.

         (n) Section 8.03(m) of the Credit Agreement is amended by deleting the phrase "the Required Lenders may" in its entirety and substituting therefor the new phrase "the Required Term Lenders, the Required 364-Day Lenders or the Required Three-Year Lenders may".

         (o) Section 10.01(c) of the Credit Agreement is amended by deleting the phrase "with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.01)" in its entirety and substituting therefor the new phrase "with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.01 or any other provision of this Agreement)".

         (p) Section 11.01(v) of the Credit Agreement is amended by deleting the phrase "the definition of "Required Lenders" contained in Section 1.01" in its entirety and substituting therefor the new phrase "the definition of "Required Lenders", "Required Term Lenders", "Required 364-Day Lenders" or "Required Three-Year Lenders" contained in Section 1.01".

         (q) Section 11.01(vii) of the Credit Agreement is amended by deleting the phrase "Section 8.01(l), the definition of "Collateral Release Date" or "Trigger Date" contained in Section 1.01," in its entirety.

         (r) Section 11.07(a)(i) of the Credit Agreement is amended in full to read as follows:

         "(i) each such assignment in respect of the Revolving Three-Year Tranche or the Term Tranche shall be made by such Lender on a pro rata basis between such Lender's Revolving Three-Year Commitment and Term Commitment,"

         (s) Exhibit F to the Credit Agreement is deleted in its entirety and Exhibit F attached hereto is substituted therefor.

         SECTION 2. CONDITIONS OF EFFECTIVENESS. (a) The amendments to the Credit Agreement contained in Section 1 hereof (other than subsections (b), (c),
(d) and (s) thereof) shall become effective when, and only when, the Administrative Agent shall have received (i) counterparts of this Amendment executed by the Borrower and all of the Lenders and (ii) evidence, in form and substance satisfactory to the Administrative Agent, that the Letter of Credit and Reimbursement Agreement, dated as of September 11, 1997, among the Borrower, Bank of America National Trust and Savings Association, as Administrative Agent and Letter of Credit Issuing Bank, and the other financial institutions party thereto, has been amended to delete the requirement to provide a pledge of the common stock of Enterprises.

         (b) The amendments to the Credit Agreement contained in subsections
(b), (c), (d) and (s) of Section 1 hereof shall become effective when, and only when, the Administrative Agent shall have received (i) counterparts of this Amendment executed by the Borrower and the Required Lenders and (ii) evidence, in form and substance satisfactory to the Administrative Agent, that the Letter of Credit and Reimbursement Agreement, dated as of September 11, 1997, among the Borrower, Bank of America National Trust and Savings Association, as Administrative Agent and Letter of Credit Issuing Bank, and the other financial institutions party thereto, has been amended in a manner substantially similar to the amendments contained in subsections (b), (c), (d) and (s) of Section 1 hereof.

         SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants as follows:

         (a) The execution, delivery and performance by the Borrower of this Amendment, and the performance by the Borrower of the Credit Agreement, as amended by this Amendment, (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action and (iii) do not and will not (A) require any consent or approval of the stockholders of the Borrower, (B) violate any provision of the charter or by-laws of the Borrower or of law, (C) violate any legal restriction binding on or affecting the Borrower, (D) result in a breach of, or constitute a default under, any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected, or (E) result in or require the creation of any Lien (other than pursuant to the Loan Documents) upon or with respect to any of its properties.

         (b) No Governmental Approval is required for the due execution, delivery and performance by the Borrower of this Amendment.

         (c) This Amendment and the Credit Agreement, as amended by this Amendment, are the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms; subject to the qualification, however, that the enforcement of the rights and remedies herein and therein is subject to bankruptcy and other similar laws of general application affecting rights and remedies of creditors and the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law). This Amendment has been duly executed and delivered on behalf of the Borrower.

         (d) The representations and warranties of the Borrower set forth in
Section 7.01 of the Credit Agreement are true and correct on and as of the date hereof, as though made on and as of such date.

         (e) No event has occurred and is continuing that constitutes a Default or an Event of Default.

         SECTION 4. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS. (a) Upon the effectiveness of all or any portion of this Amendment, on and after the date hereof each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

         (b) Except as specifically amended above, the Credit Agreement and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

         (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agents under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

         SECTION 5. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         SECTION 6. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                      CMS ENERGY CORPORATION


                                      By /s/ Doris F. Galvin
                                         -------------------------------
                                         Title: Vice President and Treasurer


                                      THE CHASE MANHATTAN BANK, as
                                      Administrative Agent, Collateral Agent,
                                      Documentation Agent and Syndication Agent



                                      By /s/ Thomas L. Casey
                                         -------------------------------
                                         Vice President


LENDERS

THE CHASE MANHATTAN BANK



By /s/ Thomas L. Casey
   -----------------------------
   Vice President


ABN AMRO BANK N.V.



By /s/ Mark R. Lasek
   -----------------------------
   Title:  Vice President


By /s/ Peter D. Gaw
   -----------------------------
   Title:  Senior Vice President

BANK OF AMERICA ILLINOIS



By /s/ Vanesse Sheh Meyer
   -----------------------------
   Title:  Managing Director

BANKBOSTON, N.A.



By /s/ Rita M. Cahill
   ---------------------------
   Title:  Director


BARCLAYS BANK PLC



By /s/ Sidney G. Dennis
   ---------------------------
   Title:  Director


DRESDNER BANK AG, NEW YORK
AND GRAND CAYMAN BRANCHES



By /s/ Thomas Lake                          /s/ Michael E. Terry
   ---------------------------              --------------------------
   Title:  Vice President                   Assistant Vice President


NATIONAL AUSTRALIA BANK
  LIMITED



By /s/ Thomas F. Kilfoyle
   ---------------------------
   Title:  Vice President

NATIONSBANK, N,A.



By /s/ Gretchen P. Burud
   ------------------------------
   Title:  Vice President


THE SUMITOMO BANK, LIMITED,
   CHICAGO BRANCH



By /s/ Ken-Ichiro Kobayashi
   ------------------------------
   Title:  Joint General Manager


BANK OF MONTREAL



By /s/ Howard Turner
   ------------------------------
   Title:  Director


THE BANK OF NEW YORK



By /s/ Joan N. Watt
   ------------------------------
   Title:  Vice President


BANK OF SCOTLAND



By /s/ Annie Chin Tat
   ------------------------------
   Title:  Vice President

BANQUE PARIBAS



By /s/ Donald Maley
   ----------------------------------
   Title:  Director


COMERICA BANK



By /s/ Charles L. Weddell
   ----------------------------------
   Title:  Vice President


CREDIT LYONNAIS CHICAGO
  BRANCH



By /s/ Sandra E. Horwartz
   ----------------------------------
   Title:  Senior Vice President


THE INDUSTRIAL BANK OF JAPAN,
   LIMITED



By /s/ Masashi Sakai
   ----------------------------------
   Title: Joint General Manager


MICHIGAN NATIONAL BANK



By /s Mark S. Aben
   ----------------------------------
   Title: Senior Relationship Manager

THE MITSUBISHI  TRUST AND
  BANKING CORPORATION, LOS
  ANGELES AGENCY



By /s/ Yasushi Satomi
   --------------------------------------
   Title:  Senior Vice President


SOCIETE GENERALE, CHICAGO
  BRANCH


By /s/ Joseph A. Philabin
   --------------------------------------
   Title: Vice President


TORONTO DOMINION (TEXAS), INC.


By /s/ Neva Nesbitt
   --------------------------------------
   Title: Vice President


UNION BANK OF CALIFORNIA, N.A.



By /s/ Jason P. DiNapoli
   --------------------------------------
   Title: Vice President


AUSTRALIA AND NEW ZEALAND
  BANKING GROUP LIMITED



By /s/ Geoffrey Pack
   --------------------------------------
   Title:  Senior Vice President


THE BANK OF NOVA SCOTIA



By /s/ F.C.H. Ashby
   --------------------------------------
   Title: Senior Manager, Loan Operations

BANQUE NATIONALE DE PARIS



By /s/ Arnaud Collin du Bocage
   -----------------------------------
   Title: Executive Vice President and
           General Manager


BHF-BANK AKTIENGESELLSCHAFT



By /s/ Thomas J. Scifo                     /s/ John Sikes
   -----------------------------------     -------------------------
   Title:  Assistant Vice President        Assistant Vice President


CHANG HWA COMMERCIAL BANK,
  LTD., NEW YORK BRANCH



By /s/ Wan-Tu Yeh
   -----------------------------------
   Title: Vice President and
          General Manager


CIBC INC.



By /s/ John Burke
   -----------------------------------
   Title: Executive Director

CITIBANK, N.A.



By /s/ J. Nicholas McKee
   ----------------------------
   Title: Vice President


THE FIRST NATIONAL BANK OF
  CHICAGO



By /s/ Jane Beck
   ----------------------------
   Title:  Vice President


MELLON BANK, N.A.



By /s/ Richard A. Matthews
   ----------------------------
   Title:  Vice President


NATIONAL WESTMINSTER BANK PLC                   NATIONAL WESTMINSTER BANK PLC
New York Branch                                 Nassau Branch


By /s/ Maria Amaral-LeBlanc                     /s/ Maria Amaral-LeBlanc
   ----------------------------                 ----------------------------
   Title:  Vice President                       Vice President


THE ROYAL BANK OF SCOTLAND
   PLC



By /s/ Derek Bonnar
   ----------------------------
   Title:  Vice President

THE SAKURA BANK, LIMITED



By /s/ Yukiharu Sakumoto
   ----------------------------
   Title: Joint General Manager


THE SANWA BANK, LIMITED,
   CHICAGO BRANCH



By /s/ Richard H. Ault
   ----------------------------
   Title: Vice President


THE SUMITOMO TRUST & BANKING
  CO., LTD., NEW YORK BRANCH



By /s/ Suraj P. Bhatia
   ----------------------------
   Title: Senior Vice President


UNION BANK OF SWITZERLAND
   NEW YORK BRANCH



By /s/ Robert L. Wells
   ----------------------------
   Title: Director


By /s/ Barry T. Warren
   ----------------------------
   Title:  Officer

FIRST COMMERCIAL BANK
   (INCORPORATED IN TAIWAN,
   R.O.C.), LOS ANGELES BRANCH



By /s/ June Shiong Lu
   -----------------------------
    Title:  Vice President and
           General Manager


THE FUJI BANK, LIMITED



By /s/ Peter L. Chinnici
  -----------------------------
    Title: Joint General Manager


ARAB AMERICAN BANK



By /s/ William Reynolds
   -----------------------------
    Title: Vice President

                          COMPUTATIONS USED BY BORROWER
                    IN DETERMINING COMPLIANCE WITH COVENANTS
                    CONTAINED IN SECTIONS 8.01(i) AND 8.01(j)

(Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement, dated as of July 2, 1997, among CMS Energy Corporation, the banks named therein, The Chase Manhattan Bank, as Administrative Agent, Collateral Agent, Documentation Agent and Syndication Agent, and the Co-Agents and Lead Managers named therein)


I.       SECTION 8.01(i) (Consolidated Leverage Ratio)


         (i)      Consolidated Debt
                  -----------------

                  (a)      Debt of the Borrower (See worksheet
                           set forth on Schedule 1 hereto)                      $
                                                                                 -----------------------

                  (b)(1)   Aggregate debt (as such term is
                           construed in accordance with GAAP)
                           of the Consolidated Subsidiaries                     $
                                                                                 -----------------------


                                    Total Consolidated Debt                     $
                                                                                 -----------------------


                                                                                 =======================

         (ii)     Consolidated Capital
                  --------------------
                  (a)      Total Consolidated Debt (See (i) above)              $
                                                                                 -----------------------

                  (b)(2)   Consolidated equity of the common
                           stockholders of the Borrower and the
                           Consolidated Subsidiaries                            $
                                                                                 -----------------------

                  (c)(2)   Consolidated equity of the preference
                           stockholders of the Borrower and the
                           Consolidated Subsidiaries                            $
                                                                                 -----------------------

                  (d)(2)   Consolidated equity of the preferred
                           stockholders of the Borrower and the

---------------------------

(1) Project Finance Debt of the Consolidated Subsidiaries should not be included.

(2) To the extent included in (b), (c) or (d) above, Project Finance Equity of the Borrower and the Consolidated Subsidiaries in any Consolidated Subsidiary should be included only to the extent of the Borrower's Ownership Interest in each such Consolidated Subsidiary. In addition, the portion of consolidated equity of the stockholders of the Borrower and the Consolidated Subsidiaries attributable to assets securing Project Finance Debt of the Borrower or any Consolidated Subsidiary should be excluded.

                           Stockholders of the Borrower and
                                     the
                           Consolidated Subsidiaries                            $
                                                                                  -----------------------
                                    Total Consolidated Capital(3)               $
                                                                                  -----------------------

                                                                                  =======================

         (iii)    Consolidated Leverage Ratio (i/ii)
                  -----------------------------------

                  Maximum Ratio - Section 8.01(i)
                                                                                  =======================

II.      SECTION 8.01(j) (Cash Dividend Coverage Ratio)

         (i)      Cash Dividend Income

                  (a)      Cash Dividend Income                                 $
                                                                                  -----------------------

                  (b)      25% of Equity Distributions
                           received by the Borrower
                           (not to exceed $10,000,000)                          $
                                                                                 ------------------------

                  (c)      All amounts received by the Borrower from its
                           Subsidiaries and Affiliates constituting
                           reimbursement of interest expense (including
                           commitment, guaranty and letter of credit fees)
                           paid by the Borrower on behalf of any such
                           Subsidiary or Affiliate                              $
                                                                                  -----------------------

                                    Total Cash Dividend Income                  $
                                                                                  -----------------------

                                                                                  =======================

         (ii) Interest expense (including commitment, guaranty and letter of credit fees) accrued by the Borrower in respect of all Debt (other

--------------------------

(3)  The consolidated equity of the stockholders of the Borrower shall include
     (i) the aggregate amount of all Hybrid Preferred Securities and (ii) only such percentage of the Net Proceeds from any issuance of any hybrid debt/equity securities (other than Junior Subordinated Debt and Hybrid Preferred Securities) by the Borrower or any Consolidated Subsidiary as shall be agreed by the Administrative Agent and the Borrower (and consented to by the Required Lenders) prior to such issuance, which percentage shall be based on, among other things, the treatment (if any) given to such hybrid securities by the rating agencies.

                  than Junior Subordinated Debt)                                $
                                                                                  -----------------------
         (iii)    Cash Dividend Income/Interest
                  Expense Ratio ((i)/(ii))                                        -----------------------

                  Minimum Ratio - Section 8.01(j)
                                                                                  -----------------------

III.     Project Finance Debt(4)






IV.      Support Obligations(5)






V.       Junior Subordinated Debt/Guaranties of Hybrid Preferred Securities(6)





VI.      Other Hybrid Debt/Equity Securities(7)

------------------------

              (4) Set forth all Project Finance Debt of any Consolidated
                  Subsidiary and the Borrower's Ownership Interest in such Consolidated Subsidiary.

              (5) Set forth all Support Obligations of the Borrower of the types described in clauses (iv) and (v) of the definition of Support Obligations (whether or not each such Support Obligation or the primary obligation so supported is fixed, conclusively determined or reasonably quantifiable) unless such Support Obligation is previously disclosed as "CONSOLIDATED DEBT" pursuant to Section I or II above.

              (6) Set forth all Junior Subordinated Debt owned by any Hybrid
                  Preferred Securities Subsidiary and all guaranties by the Borrower of payments with respect to any Hybrid Preferred Securities.

              (7) Set forth any hybrid debt/equity securities (other than Junior
                  Subordinated Debt and Hybrid Preferred Securities) issued by the Borrower or any Consolidated Subsidiary and the amount of the Net Proceeds from each such

                                   SCHEDULE 1
                                  TO EXHIBIT F

                  COMPUTATION OF AGGREGATE DEBT OF THE BORROWER
                  ---------------------------------------------

Aggregate Debt of the Borrower shall include (without duplication) any and all indebtedness, liabilities and other monetary obligations of the Borrower (whether for principal, interest, fees, costs, expenses or otherwise, and contingent or otherwise)(1)


         (i)      for borrowed money or evidenced
                  by bonds, debentures, notes or other
                  similar instruments                                           $
                                                                                  -------------------
         (ii)     to pay the deferred purchase price of property
                  or services (except trade accounts payable arising in the
                  ordinary course of business which are not overdue)            $
                                                                                  -------------------

         (iii)    as lessee under leases which shall have been or
                  should be, in accordance with GAAP, recorded as capital
                  leases                                                        $
                                                                                  -------------------

         (iv)     under reimbursement or similar
                  agreements with respect to letters of
                  credit issued thereunder                                      $
                                                                                  -------------------

         (v)      under any interest rate swap, "cap",
                  "collar" or other hedging agreements;
                  provided, however, for purposes of the
                  calculation of Debt for this clause
                  only, the actual amount of Debt of the
                  Borrower shall be determined on a
                  net basis to the extent such agreements
                  permit such amounts to be calculated on
                  a net basis                                                   $
                                                                                  -------------------

         (vi)     to pay rent or other amounts under leases entered
                  into in connection with sale and leaseback transactions
                  involving assets of the Borrower being sold in connection     $
                                                                                  -------------------

----------------------

(1) See the definition of "Consolidated Debt" contained in the Credit Agreement for certain exclusions from Debt of the Borrower.


                  therewith                                                     $
                                                                                 ------------------
         (vii)    arising from any accumulated funding deficiency (as
                  defined in Section 412(a) of the Internal Revenue Code
                  of 1986, as amended) for a Plan                               $
                                                                                 ------------------

         (viii)   direct or indirect guaranties in respect of,
                  and obligations to purchase or otherwise acquire, or
                  otherwise to warrant or hold harmless, pursuant to a
                  legally binding agreement, a creditor against loss in
                  respect of, Debt of others referred to in clauses
                  (i) through (vii) above                                       $
                                                                                 ------------------

         (ix)(2)  other guaranty or similar financial
                  obligations in respect of the performance
                  of others, including, without limitation,
                  any financial obligation, contingent or
                  otherwise, of the Borrower guaranteeing
                  or otherwise supporting any Debt or other
                  obligation of any other Person in any
                  manner, whether directly or indirectly,
                  and including, without limitation, any
                  obligation of such Person, direct or indirect                 $
                                                                                 ------------------

                  (A)      to purchase or pay (or advance or supply
                           funds for the purchase or payment of) such Debt or
                           to purchase (or to advance or supply funds for the
                           purchase of) any security for the payment of such
                           Debt                                                 $
                                                                                 ------------------

                  (B)      to purchase property, securities or services for
                           the purpose of assuring the owner of such Debt of
                           the payment of such Debt                             $
                                                                                 ------------------

                  (C)      to maintain working capital, equity capital,
                           available cash or other financial statement
                           condition of the                                     $
                                                                                 ------------------
-------------------

(2) Set forth only the net amount of certain Support Obligations provided by the Borrower in connection with sales of natural gas, natural gas liquids, electricity, oil, propane or coal by MS&T, as detailed in Annex A to this
     Schedule 1.



                           primary obligor so as to enable the
                           primary obligor to pay such Debt                     $
                                                                                 -----------------------

                  (D)(3)   to provide equity capital under or in
                           respect of equity subscription arrangements
                           (to the extent that such obligation to
                           provide equity capital does not otherwise
                           constitute Debt)                                     $
                                                                                 -----------------------

                  (E)(3)   to perform, or arrange for the
                           performance of, any non-monetary
                           obligations or non-funded debt
                           payment obligations of the primary
                           obligor                                              $
                                                                                 -----------------------

                  (F)      Other                                                $
                                                                                 -----------------------

                                    Total of Debt of the Borrower               $
                                                                                 -----------------------

                                                                                 =======================






--------------------------

(3) For purposes of this clause do not include Support Obligations if such Support Obligation or the primary obligation so supported is not fixed or conclusively determined or is not otherwise reasonably quantifiable as of the date of determination.

                              ANNEX A TO SCHEDULE 1


                      DETAILS REGARDING MS&T TRANSACTIONS(4)


1.       Support Obligations Relating to Payment Obligations

         Aggregate amount of Support Obligations provided by the Borrower in respect of MS&T's payment obligations under any Covering Transaction

                  (a)  [List each such Support Obligation]             $________
                  (b)                                                  $________
                  (c)                                                  $________
                  (d)                                                  $________


         Less:

         Aggregate amount of any Support Obligations provided by any Purchasing Party Guarantor or any irrevocable letter of credit issued for the account of any Purchasing Party or Purchasing Party Guarantor

                  (a)   [List each such Support Obligation or
                        letter of credit that relates to the
                        corresponding subsection above]

                                                                       $________
                  (b)                                                  $________
                  (c)                                                  $________
                  (d)                                                  $________





----------------------
(4) See subsection (d) of the definition of "Consolidated Debt" contained in the Credit Agreement for the specific requirements of any offsetting Support Obligations.

2.       Support Obligations Relating to Performance Obligations

         Aggregate amount of Support Obligations provided by the Borrower in respect of MS&T's performance obligations to any Purchasing Party

                  (i)  [List each such Support Obligation]             $________
                  (ii)                                                 $________
                  (iii)                                                $________
                  (iv)                                                 $________


         Less:

         Aggregate amount of any Support Obligations provided by any Counterparty Guarantor or any performance bond issued for the account of any counterparty to a Covering
         Transaction or any Counterparty Guarantor

                  (i)  [List each such Support Obligation
                        or performance bond that relates to
                        the corresponding subsection above]            $________
                  (ii)                                                 $________
                  (iii)                                                $________
                  (iv)                                                 $________